Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

Juniper Pharmaceuticals, Inc.

Boston, Massachusetts

We hereby consent to the incorporation by reference in the Registration Statements on Forms S3 (Nos. 333-206928, 333-169599, 333-75275, 333-125671, 333-132803, 333-140107, 333-37976, 333-155530, and 333-38230) and Form S-8 (Nos. 333-152008, 333-188647, 333-205723, 333-116072, 333-63470, 333-34079 and 333-213433)  of Juniper Pharmaceuticals, Inc. of our report dated March 10, 2016 (except for Restatement of Consolidated Financial Statements described in Note 2 and the associated effects in Note 14 in the previously filed restated financial statements on Form 10-K/A, which are not presented herein and is as of November 14, 2016), relating to the consolidated balance sheet as of December 31, 2015 and the consolidated  statements of operations, comprehensive income (loss), stockholders’ equity and cash flows for each of the two years in the period ended December 31, 2015 which appears in this Form 10-K.

/s/ BDO USA, LLP

Boston, Massachusetts

March 7, 2017